GOLDTECH MINING CORPORATION

                   CERTIFICATE OF DESIGNATION OF PREFERENCES,
                             RIGHTS AND LIMITATIONS
                                       OF
                      SERIES A CONVERTIBLE PREFERRED STOCK

                       PURSUANT TO SECTION 78.1955 OF THE
                             NEVADA REVISED STATUTES

     The undersigned, Tracy Kroeker, does hereby certify that:

     1. She is the President and Secretary of Goldtech Mining Corporation, a Nevada corporation (the "Corporation").

     2. The Corporation is authorized to issue 5,000,000 shares of preferred stock, of which no shares have been issued.

     3. The following resolutions were duly adopted by the Board of Directors:

     WHEREAS, the Certificate of Incorporation of the Corporation provides for a class of its authorized stock known as preferred stock, comprised of 5,000,000 shares, $0.001 par value, issuable from time to time in one or more series;

     WHEREAS, the Board of Directors of the Corporation is authorized to fix the dividend rights, dividend rate, voting rights, conversion rights, rights and terms of redemption and liquidation preferences of any wholly unissued series of preferred stock and the number of shares constituting any Series and the designation thereof, of any of them; and

     WHEREAS, it is the desire of the Board of Directors of the Corporation, pursuant to its authority as aforesaid, to fix the rights, preferences, restrictions and other matters relating to a series of the preferred stock, which shall consist of up to 64,000 shares of the preferred stock which the corporation has the authority to issue, as follows:

     NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors does hereby provide for the issuance of a series of preferred stock for cash or exchange of other securities, rights or property and does hereby fix and determine the rights, preferences, restrictions and other matters relating to such series of preferred stock as follows:

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


     (B) No Additional Payment. After the holders of all shares of Series A Preferred Stock shall have been paid in full the amounts to which they are entitled in paragraph 4(a), the shares of Series A Preferred Stock shall not be entitled to any further participation in any distribution of assets of the Corporation and the remaining assets of the Corporation shall be distributed to the holders of Junior Stock.

     (C) Notice. Written notice of a Liquidation stating a payment or payments and the place where such payment or payments shall be payable, shall be delivered in person, mailed by certified mail, return receipt requested, mailed by overnight mail or sent by telecopier, not less than ten (10) days prior to the earliest payment date stated therein, to the holders of record of the Series A Preferred Stock, such notice to be addressed to each such holder at its address as shown by the records of the Corporation.

     (D) Option. At the election of the holders of two-thirds (2/3) of the Series A Preferred Stock, a Sale Transaction shall be deemed to be a Liquidation pursuant to this Section 4. Any securities of the surviving Person to be delivered to the holders of shares of Series A Preferred Stock pursuant to this
Section 4(d) shall be valued as follows:

          (i) With respect to securities that do not constitute "restricted securities," as such term is defined in Rule 144(a)(3) promulgated under the Securities Act, the value shall be deemed to be the Current Market Price of such securities as of three (3) days prior to the date of distribution.

          (ii) With respect to securities that constitute "restricted securities," as such term is defined in Rule 144(a)(3) promulgated under the Securities Act, and that are of the same class or series as securities that are publicly traded, the value shall be adjusted to make an appropriate discount from the value as set forth above in clause (i) to reflect the appropriate fair market value thereof, as mutually determined by the Board of Directors and the holders of a majority of the shares of Series A Preferred Stock, or if there is no active public market with respect to such class or series of securities, such securities shall be valued in accordance with clause (i) above, giving appropriate weight, if any, to such restriction as mutually determined by the Board of Directors and the holders of a majority of the shares of Series A Preferred Stock, or if the Board of Directors and the holders of a majority of the shares of Series A Preferred Stock shall fail to agree, at the Corporation's expense by an appraiser chosen by the Board of Directors and reasonably acceptable to the holders of a majority of the shares of Series A Preferred Stock.

     5. Redemption. The shares of Series A Preferred Stock shall not be redeemed or subject to redemption, whether at the option of the Corporation or any holder thereof, or otherwise.

     6. Voting Rights.

     In addition to any voting rights provided by law, the holders of shares of Series A Preferred Stock shall have the following rights:

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

     (A) Until such time as a sufficient number of shares of Common Stock are duly authorized and reserved by the Corporation in satisfaction of the conversion rights set forth in this Section 7, each share of Series A Preferred Stock shall entitle the holder thereof to vote, in person or by proxy, at a special or annual meeting of stockholders, on all matters voted on by holders of Common Stock voting together as a single class with other shares entitled to vote thereon. With respect to any such vote, each share of Series A Preferred Stock shall entitle the holder thereof to cast 10,000 votes per share. At such time as a sufficient number of shares of Common Stock are duly authorized and reserved by the Corporation in satisfaction of the conversion rights set forth in this Section 7, and for as long as the Series A Preferred Stock is outstanding thereafter, each share of Series A Preferred Stock shall entitle the holder thereof to cast that number of votes per share as is equal to the number of votes that such holder would be entitled to cast had such holder converted his shares of Series A Preferred Stock into Common Stock pursuant to Section 7(a) on the record date for determining the stockholders of the Corporation eligible to vote on any such matters.

     (B) Unless the consent or approval of a greater number of shares shall then be required by law, the affirmative vote of the holders of at least 51% of the outstanding shares of Series A Preferred Stock, voting separately as a single class, in person or by proxy, at a special or annual meeting of stockholders called for the purpose, shall be necessary to authorize, adopt or approve an amendment to the Certificate of Incorporation that would increase or decrease the par value of the shares of Series A Preferred Stock, or alter or change the powers, preferences or special rights of the shares of Series A Preferred Stock, or otherwise affect the rights of the shares of Series A Preferred Stock adversely, including, without limitation, the liquidation preference provisions.

     7. Conversion.

     (A) Optional Conversion. Any holder of Series A Preferred Stock shall have the right, at its option, at any time subsequent to the date on which a sufficient number of shares of Common Stock are duly authorized and reserved by the Corporation in satisfaction of the conversion rights set forth in this
Section 7, and from time to time thereafter, to convert, subject to the terms and provisions of this Section 7, any or all of such holder's shares of Series A Preferred Stock into such number of fully paid and non-assessable shares of Common Stock as is equal to the product of the number of shares of Series A Preferred Stock being so converted multiplied by 10,000 (the "Conversion Ratio"). Such conversion right shall be exercised by the surrender of certificate(s) representing the shares of Series A Preferred Stock to be converted to the Corporation at any time during usual business hours at its principal place of business to be maintained by it (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holders of Series A Preferred Stock), accompanied by written notice that the holder elects to convert such shares of Series A Preferred Stock and specifying the name or names (with address) in which a certificate or certificates for shares of Common Stock are to be issued and (if so required by the Corporation) by a written instrument or instruments of transfer in form reasonably satisfactory to the Corporation duly executed by the holder or its duly authorized legal representative and transfer tax stamps or funds therefor, if required pursuant to Section 7(h). All certificates representing shares of Series A Preferred Stock surrendered for conversion shall be delivered to the Corporation for cancellation and canceled by it. As promptly as practicable after the surrender of any shares of Series A Preferred Stock, the Corporation shall (subject to compliance with the applicable provisions of federal and state securities laws) deliver to the holder of such shares so surrendered certificate(s) representing the number of fully paid and nonassessable shares of Common Stock into which such shares are entitled to be converted and, to the extent funds are legally available therefor, an amount equal to the accrued and unpaid dividends payable with respect to such shares in accordance with Section 3 above. At the time of the surrender of such certificate(s), the Person in whose name any certificate(s) for shares of Common Stock shall be issuable upon such conversion shall be deemed to be the holder of record of such shares of Common Stock on such date, notwithstanding that the share register of the Corporation shall then be closed or that the certificates representing such Common Stock shall not then be actually delivered to such Person.

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

     (B) Termination of Rights. On the date of such optional conversion pursuant to Section 7(a) above, all rights with respect to the shares of Series A Preferred Stock so converted, including the rights, if any, to receive notices and vote, shall terminate, except only the rights of holders thereof to (i) receive certificates for the number of shares of Common Stock into which such shares of Series A Preferred Stock have been converted, (ii) the payment of dividends, if any, pursuant to Section 3 above and (iii) exercise the rights to which they are entitled as holders of Common Stock.

     (C) Antidilution Adjustments. The Conversion Price, and the number and type of securities to be received upon conversion of the Series A Preferred Stock, shall be subject to adjustment as follows:

          (i) Dividend, Subdivision, Combination or Reclassification of Common Stock. In the event that the Corporation shall at any time or from time to time, prior to conversion of the Series A Preferred Stock (w) pay a dividend or make a distribution (other than a dividend or distribution in which holders of shares of Series A Preferred Stock participate, in the manner provided in Section 3) on the outstanding shares of Common Stock payable in Capital Stock, (x) subdivide the outstanding shares of Common Stock into a larger number of shares, (y) combine the outstanding shares of Common Stock into a smaller number of shares or (z) issue any shares of its Capital Stock in a reclassification of the Common Stock (other than any such event for which an adjustment is made pursuant to another clause of this Section 7(c)), then, and in each such case, the Conversion Ratio immediately prior to such event shall be adjusted (and any other appropriate actions shall be taken by the Corporation) so that the holder of any share of Series A Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock or other securities of the Corporation that such holder would have owned or would have been entitled to receive upon or by reason of any of the events described above, had such share of Series A Preferred Stock been converted immediately prior to the occurrence of such event. An adjustment made pursuant to this Section 7(C)(i) shall become effective retroactively (x) in the case of any such dividend or distribution, to a date immediately following the close of business on the record date for the determination of holders of Common Stock entitled to receive such dividend or distribution or (y) in the case of any such subdivision, combination or reclassification, to the close of business on the day upon which such corporate action becomes effective.

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
          (ii) Certain Distributions. In case the Corporation shall at any time or from time to time, prior to conversion of the Series A Preferred Stock, distribute to all holders of shares of the Common Stock (including any such distribution made in connection with a merger or consolidation in which the Corporation is the resulting or surviving Person and the Common Stock is not changed or exchanged) cash, evidences of indebtedness of the Corporation or another issuer, securities of the Corporation or another issuer or other assets (excluding dividends or distributions in which holders of shares of Series A Preferred Stock participate, in the manner provided in Section 3, and dividends payable in shares of Common Stock for which adjustment is made under another paragraph of this Section 7(C)) or rights or warrants to subscribe for or purchase of any of the foregoing, then, and in each such case, the Conversion Price then in effect shall be adjusted (and any other appropriate actions shall be taken by the Corporation) by multiplying the Conversion Price in effect immediately prior to the date of such distribution by a fraction (x) the numerator of which shall be the Current Market Price of the Common Stock immediately prior to the date of distribution less the then fair market value (as determined by the Board of Directors in the exercise of their fiduciary duties) of the portion of the cash, evidences of indebtedness, securities or other assets so distributed or of such rights or warrants applicable to one share of Common Stock and (y) the denominator of which shall be the Current Market Price of the Common Stock immediately prior to the date of distribution (but such fraction shall not be greater than one); provided, however, that no adjustment shall be made with respect to any distribution of rights or warrants to subscribe for or purchase securities of the Corporation if the holder of shares of Series A Preferred Stock would otherwise be entitled to receive such rights or warrants upon conversion at any time of shares of Series A Preferred Stock into Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective retroactively to a date immediately following the close of business on the record date for the determination of stockholders entitled to receive such distribution.

          (iii) Other Changes. In case the Corporation at any time or from time to time, prior to the conversion of the Series A Preferred Stock, shall take any action affecting its Common Stock having an effect similar to any of the actions described in any of Sections 7(c)(i) or (ii) above or Section 7(f) (but not including any action described in any such Section) and the Board of Directors in good faith determines that it would be equitable in the circumstances to adjust the Conversion Ratio as a result of such action, then, and in each such case, the Conversion Ratio shall be adjusted in such manner and at such time as the Board of Directors in good faith determines would be equitable in the circumstances (such determination to be evidenced in a resolution, a certified copy of which shall be mailed to the holders of the shares of Series A Preferred Stock).

          (iv) No Adjustment. Notwithstanding anything herein to the contrary, no adjustment under this Section 7(c) need be made to the Conversion Ratio if the Corporation receives written notice from holders of a majority of the outstanding shares of Series A Preferred Stock that no such adjustment is required.

     (D) Abandonment. If the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, and shall thereafter and before the distribution to stockholders thereof legally abandon its plan to pay or deliver such dividend or distribution, then no adjustment in the Conversion Ratio shall be required by reason of the taking of such record.

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

     (E) Certificate as to Adjustments. Upon any adjustment in the Conversion Ratio, the Corporation shall within a reasonable period (not to exceed ten (10) days) following any of the foregoing transactions deliver to each registered holder of Series A Preferred Stock a certificate, signed by the Chief Financial Officer of the Corporation, setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated and specifying the increased or decreased Conversion Price then in effect following such adjustment.

     (F) Reorganization, Reclassification. In case of any merger or consolidation of the Corporation or any capital reorganization, reclassification or sale of all or substantially all of the assets of the Corporation or other change of outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value) (each, a "Transaction"), each holder of shares of Series A Preferred Stock shall be entitled to receive, upon conversion of the Series A Preferred Stock, the number of shares of Capital Stock, other security or other consideration or property to which the holder of the number of shares of Common Stock deliverable upon such conversion is entitled to receive upon the consummation of such Transaction had such conversion occurred prior to such Transaction.

     (G) Notices. In case at any time or from time to time:

          (i)  the   Corporation   shall   declare  a  dividend  (or  any  other
distribution) on its shares of Common Stock;

          (ii) the Corporation shall authorize the granting to the holders of its Common Stock rights or warrants to subscribe for or purchase any shares of Capital Stock of any class or of any other rights or warrants; or

          (iii) there shall be any Transaction;

     then the Corporation shall mail to each holder of shares of Series A Preferred Stock at such holder's address as it appears on the transfer books of the Corporation, as promptly as possible but in any event at least ten (10) days prior to the applicable date hereinafter specified, a notice stating (A) the date on which a record is to be taken for the purpose of such dividend, distribution or granting of rights or warrants or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or granting of rights or warrants are to be determined, or (B) the date on which such Transaction is expected to become effective and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for shares of Capital Stock or other securities or property or cash deliverable upon such Transaction.

     (H) Reservation of Common Stock. The Corporation shall at all times reserve and keep available for issuance upon the conversion of the Series A Preferred Stock, such number of its authorized but unissued shares of Common Stock as will from time to time be sufficient to permit the conversion of all outstanding shares of Series A Preferred Stock, and shall take all action to increase the authorized number of shares of Common Stock if at any time there shall be insufficient authorized but unissued shares of Common Stock to permit such reservation or to permit the conversion of all outstanding shares of Series A Preferred Stock; provided that the holders of shares of Series A Preferred Stock vote such shares in favor of any such action that requires a vote of stockholders.

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
     (I) No Conversion Tax or Charge. The issuance or delivery of certificates for Common Stock upon the conversion of shares of Series A Preferred Stock shall be made without charge to the converting holder of shares of Series A Preferred Stock for such certificates or for any tax in respect of the issuance or delivery of such certificates or the securities represented thereby, and such certificates shall be issued or delivered in the respective names of, or (subject to compliance with the applicable provisions of federal and state securities laws) in such names as may be directed by, the holders of the shares of Series A Preferred Stock converted; provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a name other than that of the holder of the shares of Series A Preferred Stock converted, and the Corporation shall not be required to issue or deliver such certificate unless or until the Person or Persons requesting the issuance or delivery thereof shall have paid to the Corporation the amount of such tax or shall have established to the reasonable satisfaction of the Corporation that such tax has been paid.

     8. Business Day. If any payment shall be required by the terms hereof to be made on a day that is not a Business Day, such payment shall be made on the immediately succeeding Business Day.

     9. Definitions. As used in this Certificate of Designations, the following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

     "Affiliate" means any person who is an "affiliate" as defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended.

     "Board of Directors" means the Board of Directors of the Corporation.

     "Business Day" means any day except a Saturday, a Sunday, or other day on which commercial banks in the State of New York are authorized or required by law or executive order to close.

     "Capital Stock" means, with respect to any Person, any and all shares, interests, participations, rights in, or other equivalents (however designated and whether voting or non-voting) of, such Person's capital stock and any and all rights, warrants or options exchangeable for or convertible into such capital stock (but excluding any debt security whether or not it is exchangeable for or convertible into such capital stock).

     "Common Stock" shall have the meaning ascribed to it in Section 2(a) hereof.

     "Conversion Ratio" shall have the meaning ascribed to it in Section 7(A) hereof.

     "Corporation" shall have the meaning ascribed to it in the first paragraph of this Certificate of Designation.

     "Current Market Price" per share shall mean, as of the date of determination, (a) the average of the daily Market Price under clause (a), (b) or (c) of the definition thereof of the Common Stock during the immediately preceding thirty (30) trading days ending on such date, and (b) if the Common Stock is not then listed or admitted to trading on any national securities exchange or quoted in the over-the-counter market, then the Market Price under clause (d) of the definition thereof on such date.

     "Issue Date" shall have the meaning set forth in Section 7(C)(ii) hereof.

     "Junior Stock" shall have the meaning ascribed to it in Section 2(A) hereof.

     "Liquidation" shall mean the voluntary or involuntary liquidation under applicable bankruptcy or reorganization legislation, or the dissolution or winding up of the Corporation.

     "Liquidation Preference" shall have the meaning ascribed to it in Section 4(A) hereof.

     "Market Price" shall mean, as of the date of determination, (a) if the Common Stock is listed on a national securities exchange, the closing price per share of Common Stock on such date published in The Wall Street Journal (National Edition) or, if no such closing price on such date is published in The Wall Street Journal (National Edition), the average of the closing bid and asked prices on such date, as officially reported on the principal national securities exchange on which the Common Stock is then listed or admitted to trading; or (b) if the Common Stock is not then listed or admitted to trading on any national securities exchange but is designated as a national market system security by the National Association of Securities Dealers, Inc., the last trading price of the Common Stock on such date; or (c) if there shall have been no trading on such date or if the Common Stock is not designated as a national market system security by the National Association of Securities Dealers, Inc., the average of the reported closing bid and asked prices of the Common Stock on such date as shown by the National Market System of the National Association of Securities Dealers, Inc. Automated Quotations System and reported by any member firm of the New York Stock Exchange selected by the Corporation; or (d) if none of (a), (b) or (c) is applicable, a market price per share determined in good faith by the Board of Directors. Any determination of the Market Price by an appraiser shall be based on a valuation of the Corporation as an entirety without regard to any discount for minority interests or disparate voting rights among classes of Capital Stock.

     "Person" means any individual, firm, corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, governmental body or other entity of any kind.

     "Relevant Date" shall have the meaning set forth in Section 7(C)(ii) hereof.

     "Sale Transaction" shall mean (a) (i) the merger or consolidation of the Corporation into or with one or more Persons, (ii) the merger or consolidation of one or more Persons into or with the Corporation or (iii) the completion of a tender offer by an unaffiliated party for at least a majority of the outstanding shares of capital stock of the Company if, in the case of (i) or (ii), the stockholders of the Corporation prior to such merger or consolidation do not retain at least a majority of the voting power of the surviving Person or (b) the voluntary sale, conveyance, exchange or transfer to another Person of (i) the voting Capital Stock of the Corporation if, after such sale, conveyance, exchange or transfer, the stockholders of the Corporation prior to such sale, conveyance, exchange or transfer do not retain at least a majority of the voting power of the Corporation or (ii) all or substantially all of the assets of the Corporation.

     "Series A Preferred Stock" shall have the meaning ascribed to it in Section 1 hereof.

     "Transaction" shall have the meaning ascribed to it in Section 7(F) hereof.



                              *********************

RESOLVED, FURTHER, that the Chairman, the president or any vice-president, and the secretary or any assistant secretary, of the Corporation be and they hereby are authorized and directed to prepare and file a Certificate of Designation of Preferences, Rights and Limitations in accordance with the foregoing resolution and the provisions of Nevada law.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate this 10th day of November 2005.

/s/ TRACY KROEKER
-----------------
Name: Tracy Kroeker
Title: President and Secretary

                                     ANNEX A

                              NOTICE OF CONVERSION

(TO BE EXECUTED BY THE REGISTERED HOLDER IN ORDER TO CONVERT SHARES OF PREFERRED STOCK)

The undersigned hereby elects to convert the number of shares of Series A Convertible Preferred Stock indicated below, into shares of common stock, par value $.001 per share (the "Common Stock"), of Goldtech Mining Corporation, a Nevada corporation (the "Corporation"), according to the conditions hereof, as of the date written below. If shares are to be issued in the name of a person other than undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Corporation in accordance therewith. No fee will be charged to the Holder for any conversion, except for such transfer taxes, if any.

Conversion calculations:

       Date to Effect Conversion: _____________________________________________

       Number of shares of Preferred Stock owned prior to Conversion: _________

       Number of shares of Preferred Stock to be Converted: ___________________

       Stated Value of shares of Preferred Stock to be Converted: _____________

       Number of shares of Common Stock to be Issued: _________________________

       Applicable Conversion Price:____________________________________________


       Number of shares of Preferred Stock subsequent to Conversion: __________


                                    [HOLDER]

                                    By:________________________
                                       Name:
                                       Title:


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